UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023 (September 12, 2023)

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In process of their audit of the financial statements of Ispire Technology Inc. (the “Company”) for the year ended June 30, 2023, the Company’s independent registered accounting firm, MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”), MSPC concluded that the Company’s unaudited financial statements at December 31, 2022 and for the six months then ended and at March 31, 2023 and for the nine months then ended (collectively, the “Unaudited Financial Statements”) should not be relied upon, and MSPC informed the audit committee of their conclusion. The unaudited financial statements should be restated to correct the amount at which intangible assets consisting of intellectual property rights which were transferred to the Company by a control party were recorded in the Unaudited Financial Statements. Under GAAP, assets transferred to the Company by a control party should be recorded at the transferor’s book value. The Unaudited Financial Statements recorded the intangible assets that were transferred by the control party at $74,259,915, which represents an independent third party evaluation of the assets.

The Company determined that the intangible assets were incorrectly recorded in the Unaudited Financial Statements, and that the Unaudited Financial Statements had to be restated to record the acquired intangible assets at the transferor’s book value, which was nil. Accordingly, the Unaudited Financial Statements will be restated to reverse the intangible assets, related amortization and contributed capital. The restated financial statements at December 31, 2022 and for the six months then ended and at March 31, 2023 and for the nine months then ended will reflect a lower net loss and net loss per share, reflecting the elimination of the expense for amortization of the transferred intangible assets (approximately $0.8 million for the six months ended December 31, 2022 and approximately $1.5 million for the nine months ended March 31, 2023), and a significant decline in stockholders’ equity since, in the Unaudited Financial Statements, at December 31, 2022, such assets represented $73,487,283 of the stockholders’ equity of $83,218,167, and at March 31, 2023, the transferred intangible assets represented $72,714,652 of the stockholders’ equity of $79,953,608.

The Company was advised by MSPC on September 12, 2023 that the Unaudited Financial Statements should be restated as described above, and the Company requested MSPC to furnish the Company with a letter addressed to the SEC stating whether MSPC agrees with the statements made by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: September 15, 2023